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                                                                   Exhibit 10(M)

                        INCENTIVE AND ADVANCE AGREEMENT

     THIS INCENTIVE AGREEMENT is made as of this 14th day of June, 1999, by and among IROQUOIS BANCORP, INC. a New York corporation ("Iroquois"), CAYUGA BANK ("Member Bank") (Iroquois and Member Bank each an "Employer" and collectively, "Employers") and ROBERT B. BANTLE, a New York State resident (the "Executive").

     WHEREAS, Employers and Executive have entered into an Employment Agreement dated as of the date hereof; and

     WHEREAS, Employers have agreed to provide Executive certain additional benefits as an incentive to accepting a position with Employers and entering into the Employment Agreement; and

     WHEREAS, the parties wish to document the specific terms of these additional benefits.

     NOW, THEREFORE, in consideration of the covenants and premises hereinafter contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.  Relocation Assistance.  Employers agree to reimburse Executive for (a)
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the costs of packing, moving and unpacking of household goods relating to moving himself and his family from Rochester, New York to Auburn, New York; (b) actual and reasonable closing costs incurred by Executive in connection with the purchase of a home in Auburn; (c) payment of finance charges associated with a bridge loan if such financing is required, to be made available through September 30, 2000 provided Executive is a party to a written contract for the purchase of a single family residence; and (d) an allowance of $5,000 to cover miscellaneous moving expenses and payable at the time of Executive's move. If Executive has not relocated from his present location to Auburn, New York by June 30, 2000, the foregoing benefits will expire. The foregoing relocation assistance will only be available for purposes of the purchase of single-family residential property.

     2.  Incentive Advance..  Employers hereby agree to pay Executive an
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incentive bonus of $30,000, to become earned on a straight line basis over a period of three (3) years commencing the date hereof. In consideration for the incentive bonus, Executive agrees to remain employed by the company for a period of at least three years. Employers agree to advance the incentive bonus to Executive on January 1, 2000 and, if Executive's employment is terminated prior to the completion of three years from the date hereof, either as a result of either voluntary resignation by the Executive or termination for cause by either Employer, Executive will repay the unearned portion of the incentive bonus previously advanced, with interest thereon at the Cayuga Bank prime rate of interest. To evidence Executive's agreement to the terms of the incentive, Executive has executed the promissory note attached hereto for repayment of any unearned portion of the advance of Executive's incentive bonus upon appropriate termination. In the event of a Change of Control (as
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defined in the Employment Agreement), the entire advance of $30,000 shall be deemed to be fully earned and the obligation for any repayment of unearned advance shall cease.


     3.  Miscellaneous.
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         (a) This Agreement shall governed by and construed in accordance with the laws of the State of New York.

         (b) This Agreement may not be modified or amended except in a writing executed by both parties hereto.

         (c) If any term or provision of this Agreement is held or deemed to be in valid or unenforceable, in whole or in part, by a court of competent jurisdiction, this Agreement shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                   IROQUOIS BANCORP, INC.


                              By:  /s/ Richard D. Callahan
                                   -----------------------
                                   Richard D. Callahan, President and CEO


                                   CAYUGA BANK


                              By:  /s/ Richard D. Callahan
                                   -----------------------
                                   Richard D. Callahan, President and CEO


                                   EXECUTIVE


                                   /s/ Robert B. Bantle
                                   --------------------
                                   Robert B. Bantle, SVP